EXHIBIT 10.50

AMENDMENT NO. 3 TO
MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 3 TO MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of this 21st day of September 2012 (the “Effective Date”) by and among Fusion Telecommunications International, Inc. (“Fusion”), a corporation organized under the laws of the State of Delaware; NBS Acquisition Corp. (“Newco” and together with Fusion sometimes collectively hereinafter referred to as “Purchasers”), a corporation to be formed under the laws of the State of Delaware as a wholly-owned subsidiary of Fusion; Network Billing Systems, LLC (“NBS” or the “Company”), a limited liability company organized under the laws of the State of New Jersey; Jonathan Kaufman (“Kaufman”), a resident of the State of New Jersey; and Christiana Trust as trustee of the LK Trust (“LK”), a Delaware Trust. Fusion, Newco, NBS, Kaufman and LK are sometimes hereinafter referred to individually as a “Party” or collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties are all of the parties to that certain Membership Interest Purchase and Sale Agreement dated as of January 30, 2012 (the “Original Agreement”); and

WHEREAS, the Parties desire to amend the Original Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms.  Defined terms, not otherwise defined herein shall have the respective meanings ascribed to them in the Original Agreement.

2. Financing.  Section 6.15 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

6.15  Financing

The Parties understand and acknowledge that Purchasers’ consummation of the Transactions is subject to and dependent upon its ability to secure adequate financing to pay the Purchase Price under this Agreement and the ISG Asset Purchase Agreement, and provide for reasonable working capital needs following the Closing, as determined by Purchasers, through debt and/or equity financing (“Necessary Funding”). Accordingly, Closing of the Transactions shall, at all times, be contingent upon Purchasers securing Necessary Funding; provided, however, that in the event Purchasers have not secured commitments for Necessary Funding prior to the expiration of 120 days following the Audit Due Date, any Party may terminate this Agreement.

3. No Other Changes. Except as set forth herein, the terms and conditions of the Original Agreement shall remain in full force and effect.

4. Miscellaneous.  The provisions of Article 10 of the Original Agreement shall be applicable to this Agreement and are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. (“FUSION”)	(“NEWCO”)

By:	By:

Title:	Title

NETWORK BILLING SYSTEMS, LLC (“NBS”)	JONATHAN KAUFMAN (“KAUFMAN”)

By:	By:

Title:	Title:

THE LK TRUST

By:

Title: